UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2017

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Completion of Purchase of Kita Manufacturing Co., LTD.

On January 4, 2017, Cohu, Inc. (“we,” “us,” “our,” “Cohu” or the “Company”) completed the previously announced acquisition (the “Acquisition”) of all of the outstanding share capital of Kita Manufacturing Co., LTD. and Kita USA, Inc. (together “Kita”). Pursuant to a Share Purchase Agreement dated November 15, 2016, by and among Kita and its shareholders, Rasco GmbH, a wholly owned subsidiary of the Company and Cohu (the “Purchase Agreement”). Kita, headquartered in Osaka, Japan, and with operations in Attleboro, Massachusetts, designs, manufactures and sells spring probe contacts used in final test contactors, probe cards, PCB test boards and connectors sold to customers worldwide.

The aggregate purchase price was approximately $21.1 million, comprised of an initial cash payment of $15.0 million and the assumption of operating and expansion debt totaling approximately $6.1 million, net of cash acquired. To the extent actual working capital and net debt as of the closing is later determined to be different than the estimates therefor, the purchase price will be adjusted accordingly. The material terms of the Acquisition were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2016.

The foregoing description of the Acquisition and the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

On January 5, 2017, we issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Information.

The Company issued a press release on January 5, 2017, announcing the completion of the Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Cohu intends to provide any required audited consolidated financial statements of Kita for the period(s) as specified by Rule 3-05(b) of Regulation S-X by amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 9.01(a)(4) of this Form.

(b)	Pro Forma Financial Information.

Cohu intends to provide pro forma financial information by amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 9.01(b) (2) of this Form.

(d)	Exhibits.

Exhibit No. - 2.1

Share Purchase Agreement dated November 15, 2016 by and among Cohu, Inc. (and certain of its subsidiaries) and Kita Manufacturing Co., LTD. and the Shareholders of Kita Manufacturing Co., LTD.

Exhibit No. - 99.1

Press release, dated January 5, 2017 of Cohu, Inc.

Exhibit Index

Exhibit No.	Description

2.1	Share Purchase Agreement dated November 15, 2016 by and among Cohu, Inc. (and certain of its subsidiaries) and Kita Manufacturing Co., LTD. and the Shareholders of Kita Manufacturing Co., LTD.

99.1	Press Release, dated January 5, 2017 of Cohu, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

January 10, 2017	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer